As filed with the Securities and Exchange Commission on May 24, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITRON, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1011792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2111 N. Molter Road

Liberty Lake, Washington 99019

(509) 924-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven M. Helmbrecht

Senior Vice President and Chief Financial Officer

Itron, Inc.

2111 N. Molter Road, Liberty Lake, Washington 99019

(509) 924-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common stock, no par value		$	$	$
Preferred stock, no par value
Debt securities
Convertible debt securities
Preferred share purchase rights to purchase shares of Series R Junior Participating Preferred Stock (3)
Total		$	$	$

(1)	The registrant is deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration for the preferred share purchase rights will be received.
(3)	An indeterminate number of preferred share purchase rights to purchase shares of our Series R Junior Participating Preferred Stock that attached to our common stock under Rights Agreement between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of December 11, 2002, as amended by Amendment To Rights Agreement between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated September 22, 2010, is being registered as may from time to time be attached to an offering of our common stock.

PROSPECTUS

Itron, Inc.

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

We may, from time to time, offer to sell common stock, preferred stock, debt securities, or convertible debt securities. We refer to our common stock, preferred stock, debt securities, and convertible debt securities collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for our other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms that will be determined at the time the securities are offered. In addition, this prospectus may be used to offer securities for the account of persons other than us.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “ITRI.”

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2012.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and/or certain selling securityholders may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. No limit exists on the aggregate amount of the securities we may sell pursuant to the Registration Statement. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than their respective dates.

We urge you to read carefully both this prospectus and the applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

References in this prospectus to “Itron,” “we,” “us” and “our” are to Itron, Inc. and its subsidiaries. The term “you” refers to a prospective investor. Our principal executive offices are located at 2111 N. Molter Road, Liberty Lake, Washington 99019. Our phone number is (509) 924-9900.

FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “will continue,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference, and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are included or incorporated by reference in this prospectus and any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to sell the common stock when you want or at prices you find attractive.

The price of our common stock on the Nasdaq Global Select Market has been, and is likely to remain, highly volatile. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors may include:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of management, securities analysts, and investors;

•	changes in expectations as to our future financial performance;

•	changes in foreign currency rates;

•	announcements of innovations, new products and technology, strategic developments, significant contracts, acquisitions, and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in general conditions in our industry and in the economy, the financial markets, and the domestic or international political environment;

•	legal developments or disputes;

•	changes in accounting principles;

•	departures of key personnel; and

•	regulatory considerations.

In addition, in recent years, the stock market in general has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

Future sales of shares by existing shareholders could affect our stock price.

Shares of common stock held by our shareholders, including our executive officers and directors, may be sold in the public market at any time and from time to time subject in certain cases to volume limitations under Rule 144 of the Securities Act of 1933 (the Securities Act) and various vesting agreements. If any of these shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decline. In addition, shares subject to outstanding options and shares reserved for future issuance under our stock option plan will continue to become eligible for sale in the public market to the extent permitted by the provisions of the various vesting agreements and the securities rules and regulations applicable to these shares.

Our shareholders’ interests may be diluted in various ways, which may reduce their returns.

Our board of directors is authorized, without shareholder approval, to authorize us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, debt securities, and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders. If our revenues are lower than anticipated or our expenses are higher than anticipated, we will require additional capital to service our indebtedness and finance our operations. We cannot assure you that any additional sources of financing or new capital will be available to us, available on acceptable terms, or permitted by the terms of our current debt.

Our rights plan and our ability to issue preferred stock could harm the rights of our common shareholders.

Each share of our outstanding common stock is associated with one right to acquire one one-hundredth (1/100) of a share of our Series R Participating Cumulative Preferred Stock, without par value, at a purchase price of $160.00 per share. The rights plan expires on December 11, 2012.

The rights only become exercisable in certain limited circumstances on the distribution date, which is the earlier of: (1) the close of business on the tenth business day after a public announcement that a person has acquired beneficial ownership of 15% or more of our outstanding shares of common stock; and (2) a date that our Board of Directors designates following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding shares of common stock that could result in the offeror becoming the beneficial owner of 15% or more of our outstanding shares of common stock. Prior to the earlier of the December 11, 2012 expiration date of the rights and a person becoming the beneficial owner of 15% or more of our outstanding shares of common stock, the rights are redeemable by us at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase for the purchase price, common stock having the value of twice the then-current purchase price. After a person becomes the beneficial owner of 15% or more of our outstanding shares of common stock, but before a person becomes the beneficial owner of more than 50% of these shares, our Board of Directors may elect to exchange each preferred share purchase right, other than those that have become null and void and nontransferable as described above, for shares of our common stock, without payment of the purchase price. The exchange rate in this situation would be one-half of the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one preferred share purchase right.

Some provisions in the rights plan may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change in control. For example, such provisions may deter tender offers for shares of our common stock, which offers may be attractive to shareholders, or deter purchases of large blocks of our common stock, thereby limiting the opportunity for shareholders to receive a premium for their shares of common stock over the then-prevailing market prices.

Some anti-takeover provisions contained in our charter and bylaws and under Washington laws could hinder a takeover attempt.

Our Board of Directors has the authority to issue up to 10 million shares of preferred stock (1 million of which have been designated Series R Participating Cumulative Preferred Stock under our shareholder rights plan and the remainder of which have not yet been designated) and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of our shareholders. The preferred stock could be issued with voting, liquidation, dividend, and other rights superior to those of the holders of our common stock. The issuance of the Series R Participating Cumulative Preferred Stock with respect to our shareholder rights plan or any preferred stock subsequently issued by our Board of Directors, under some circumstances, could have the effect of delaying, deferring, or preventing a change in control.

Further, certain provisions of our charter documents, including provisions relating to limitations of liability and indemnification of our directors and officers, dividing our Board of Directors into three classes of directors serving three-year terms, majority voting for directors, and limiting the ability of shareholders to raise matters at a meeting of shareholders without giving advance notice, may have the effect of delaying or preventing changes in our control or management, which could have an adverse effect on the market price of our common stock.

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (i) the prohibited transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (ii) the prohibited transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares) at or subsequent to the acquiring person’s share acquisition. An acquiring person is defined as a person or group of persons that beneficially own 10% or more of the voting securities of the target corporation. Such prohibited transactions include, among other things:

•	certain mergers, or consolidations with, disposition of assets to, or issuances of stock to or redemption of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” are permitted, as long they comply with certain “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until this offering is completed:

•

Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 17, 2012, as amended by Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2011, filed on February 22, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 4, 2012;

•	Our Current Reports on Form 8-K filed on February 15, 2012, March 5, 2012, April 2, 2012, April 4, 2012, May 1, 2012, and May 4, 2012;

•	Our Current Report on Form 8-K filed on May 24, 2012 updating Items 1, 2, 7, and 8 of our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Definitive Proxy Statement on Schedule 14A, filed on March 16, 2012 in connection with our 2012 Annual Meeting of Shareholders;

•	The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on September 18, 1993; and

•

The description of the preferred share purchase rights in our registration statement on Form 8-A, filed on December 16, 2002, under Section 12(b) of the Exchange Act, File No. 00-22418, including any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report. In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, free of charge by contacting our investor relations department at our principal offices, which are located at 2111 N. Molter Road, Liberty Lake, Washington, 99019, and our telephone number is (509) 924-9900.

ITRON, INC.

We are a technology company dedicated to delivering end-to-end smart metering solutions to electric, natural gas, and water utilities around the world. Our smart metering solutions, meter data management software, and knowledge application solutions bring additional value to a utility’s metering and grid systems. Our professional services help our customers install, implement, operate, and maintain their systems.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us from our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling securityholders.

DESCRIPTION OF SECURITIES

We may offer shares of common stock, preferred stock, debt securities, and convertible debt securities. We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, or convertible debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement and other offering material, relating to such offering.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers, or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to specific limited conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

Perkins Coie LLP, Seattle, Washington, will provide Itron with an opinion as to the legality of the securities we are offering. Counsel representing any underwriters will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Itron, Inc. appearing in Itron, Inc.’s Current Report (Form 8-K) filed on May 24, 2012 and the financial statement schedule appearing in Itron, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Itron, Inc.

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

PROSPECTUS

May 24, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$ *
National Association of Securities Dealers filing fee	**
Nasdaq Market Exchange listing fee	**
Transfer Agent and registrar fee	**
Legal fees and expenses	**
Accounting expenses	**
Printing fees	**

Total	$**

*	The registrant is registering an unspecified amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time that the securities are offered under this registration statement, as contemplated by Rule 456(b), pursuant to a prospectus supplement.
**	To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act, as amended.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Washington Business Corporation Act, a corporation may indemnify directors against reasonable expenses for liability incurred in the defense of any proceeding to which such individuals were a party because of their position with the corporation. The director must have acted in good faith and reasonably believed that the conduct in the individual’s official capacity was in the best interests of the corporation and in all other cases that the conduct at least was not opposed to the corporation’s best interests. Indemnity is available for criminal proceedings if the individual had no reasonable cause to believe the conduct was unlawful. The Washington Business Corporation Act prohibits indemnification, however, in connection with any proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation or in connection with any other proceeding in which the individual was charged with and found liable for receiving an improper personal benefit. Washington law also provides for discretionary indemnification of officers. Under no circumstances, however, may any director or officer be indemnified for:

•	acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law;

•	conduct of a director or officer finally adjudged to be an unlawful distribution; or

•

any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

Section 10 of Itron’s amended and restated bylaws provides this indemnification to directors and officers to the full extent of the law. This right to indemnification includes the right to advancement of expenses upon an undertaking by the director or officer to repay the expenses if it is later determined that such indemnitee was not entitled to indemnification. Under Itron’s amended and restated bylaws, this right to indemnification is a contract right. Itron’s amended and restated bylaws provide that it may maintain insurance to protect any director or officer against any loss, liability, or expense whether or not Itron would have the power to indemnify such person against such loss, liability, or expense under the Washington Business Corporation Act.

Itron’s amended and restated bylaws also authorize Itron to enter into contracts with any director or officer in furtherance of the provisions of the restated bylaws regarding indemnification and to create a trust fund, grant a security interest, or use other means to ensure the payment of amounts necessary to effect this indemnification.

Unless limited by the corporation’s articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director in a derivative action must be reported to the shareholders in writing with or before notice of the next shareholders’ meeting. Article 9 of Itron’s amended and restated articles of incorporation provides that a director will not be liable to Itron or its shareholders for monetary damages for conduct as a director to the full extent of Washington law.

ITEM 16.	EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Itron, Inc. (Filed as Exhibit 3.1 to Itron, Inc.’s Annual Report on Form 10-K, filed on March 27, 2003, File No. 0-22418)

3.2	Amended and Restated Bylaws of Itron, Inc. (Filed as Exhibit 3.2 to Itron, Inc.’s Annual Report on Form 8-K, filed on September 7, 2011, File No. 0-22418)

4.1	Rights Agreement between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated December 11, 2002. (Filed as Exhibit 4.1 to Itron, Inc.’s Registration of Securities on Form 8-A, filed on December 16, 2002, File No. 0-22418)

4.2	Amendment To Rights Agreement (originally dated December 11, 2002) between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated September 22, 2010. (Filed as Exhibit 4.1 to Itron, Inc.’s Current Report on Form 8-K, filed on September 22, 2010 - File No. 0-22418)

4.3	Form of Debt Indenture. (attached hereto)

4.4	Form of Convertible Debt Indenture. (attached hereto)

4.5	Form of Debt Security. (included in Exhibit 4.3)

4.6	Form of Convertible Debt Security. (included in Exhibit 4.4)

5.1	Opinion of Perkins Coie LLP. (attached hereto)

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP. (attached hereto)

23.2	Consent of Perkins Coie LLP. (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney. (included on signature page)

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a report on Form 8-K under the Exchange Act, subsequent to effectiveness, pursuant to Regulation S-K, Item 601(b)(1) under the Exchange Act.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

ITEM 17.	UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

C. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer under the offering made by the undersigned registrant to the purchaser.

D. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

F. That the undersigned registrant will file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Lake, State of Washington, on May 24, 2012.

ITRON, INC.

By:	/s/ STEVEN M. HELMBRECHT
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

Each person whose individual signature appears below hereby authorizes LeRoy D. Nosbaum and Steven M. Helmbrecht, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 24th day of May, 2012.

Signatures	Title

/s/ LEROY D. NOSBAUM	President and Chief Executive Officer, Director
LeRoy D. Nosbaum	(Principal Executive Officer)

/s/ STEVEN M. HELMBRECHT	Sr. Vice President and Chief Financial Officer
Steven M. Helmbrecht	(Principal Financial and Accounting Officer)

/s/ KIRBY A. DYESS	Director
Kirby A. Dyess

/s/ JON E. ELIASSEN	Director and Chairman of the Board
Jon E. Eliassen

/s/ CHARLES H. GAYLORD, JR.	Director
Charles H. Gaylord, Jr.

/s/ THOMAS S. GLANVILLE	Director
Thomas S. Glanville

/s/ SHARON L. NELSON	Director
Sharon L. Nelson

/s/ GARY E. PRUITT	Director
Gary E. Pruitt

/s/ GRAHAM M. WILSON	Director
Graham M. Wilson

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Itron, Inc. (Filed as Exhibit 3.1 to Itron, Inc.’s Annual Report on Form 10-K, filed on March 27, 2003, File No. 0-22418)

3.2	Amended and Restated Bylaws of Itron, Inc. (Filed as Exhibit 3.2 to Itron, Inc.’s Annual Report on Form 8-K, filed on September 7, 2011, File No. 0-22418)

4.1	Rights Agreement between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated December 11, 2002. (Filed as Exhibit 4.1 to Itron, Inc.’s Registration of Securities on Form 8-A, filed on December 16, 2002, File No. 0-22418)

4.2	Amendment To Rights Agreement (originally dated December 11, 2002) between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated September 22, 2010. (Filed as Exhibit 4.1 to Itron, Inc.’s Current Report on Form 8-K, filed on September 22, 2010 - File No. 0-22418)

4.3	Form of Debt Indenture. (attached hereto)

4.4	Form of Convertible Debt Indenture. (attached hereto)

4.5	Form of Debt Security. (included in Exhibit 4.3)

4.6	Form of Convertible Debt Security. (included in Exhibit 4.4)

5.1	Opinion of Perkins Coie LLP. (attached hereto)

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP. (attached hereto)

23.2	Consent of Perkins Coie LLP. (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney. (included on signature page)

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a report on Form 8-K under the Exchange Act, subsequent to effectiveness, pursuant to Regulation S-K, Item 601(b)(1) under the Exchange Act.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.